Exhibit 99.1

NetScout Systems Reports Financial Results for Fourth Quarter and Fiscal Year End 2016

WESTFORD, Mass.--(BUSINESS WIRE)--May 5, 2016--NetScout Systems, Inc. (NASDAQ: NTCT), a market leader in service assurance and cybersecurity solutions, today announced financial results for its fourth quarter and fiscal year ended March 31, 2016.

“NetScout delivered fourth-quarter results at the high end of our revised revenue and earnings guidance,” stated Anil Singhal, NetScout’s president and CEO. “We remained disciplined in managing our cost structure even as we funded key development, go-to-market and integration activities, and deployed capital to fund our share repurchase plan. We have continued to make progress in taking the steps necessary to align our resources to effectively and efficiently address the needs of our expansive base of customers around the world. In the process, NetScout is strengthening its ability to realize its mission by helping enterprise and service provider customers ensure security, manage risk and drive service performance in an increasingly complex, connected world.”

Notable fourth-quarter and recent operational highlights include:

  Ongoing progress with integration projects including the wind down of certain transition service agreements (TSAs) with Danaher Corporation and the advancement of key product integration initiatives. The first phase of the combined probing solution for service providers is expected to be introduced at the Company’s Engage ’16 user conference next month with additional innovations integrated from across the collective product portfolio expected to be made available for enterprise and service provider customers later this calendar year;
  In February 2016, Arbor Networks, NetScout’s security division, launched its advanced threat solution, Spectrum, which enables security teams to quickly and effectively uncover, investigate and prove sophisticated attack campaigns;
  NetScout launched a groundbreaking blade and chassis Packet Flow Switch (PFS), the PFS 6010, in February 2016. The PFS 6010 is gaining traction with carriers seeking mega-scale capacity from 1G to 100G and advanced packet conditioning capabilities;
  In late March 2016, as part of its strategy to expand adoption of its core technology in key international markets, NetScout established a partnership with Digital China. Under this agreement, Digital China will release a new Performance Management System based on NetScout’s flagship solutions this summer and market it to both enterprises and carriers in China. Arbor also expanded its distributed denial of service (DDoS) reseller agreement with WestconGroup to include Europe in addition to its existing coverage of Latin America and the Middle East;
  In April 2016, NetScout launched Connect360, a new global enterprise channel partner program enabling an expansive range of partners worldwide to resell the Company’s portfolio of market-leading service assurance solutions and portable network analysis and troubleshooting tools; and
  In April 2016, NetScout signed an Operations Support Systems Interoperability Initiative (OSSii) agreement with Huawei that extends the availability, reliability and capability of NetScout’s TrueCall® geoanalytics platform. This agreement positions NetScout as the first service assurance provider to complete agreements with all three major providers of radio access network (RAN) infrastructure equipment and the only end-to-end service assurance provider with full-license data sources for the RAN.

Commenting on the outlook for the next year, Singhal observed, “Fiscal year 2017 is shaping up to be an important year of transition. Although the current selling environment in the service provider market remains challenging, we move into the new year with a range of exciting go-to-market initiatives. We are executing well on our development roadmaps to bring new, integrated solutions to the marketplace that leverage the unique capabilities resident across NetScout. As we fund these investments, continue to enhance our traditional offerings and implement our go-to-market activities to take advantage of this new product cycle, we plan to carefully control spending and generate further operational synergies resulting from the ongoing integration of the Danaher Communications Business assets. We believe that these initiatives will enable us to drive meaningful improvement in profitability on relatively modest organic revenue growth.”

Q4 FY16 Financial Results

The timing and magnitude of the contributions from Danaher’s Communications Business, which NetScout acquired in mid-July 2015, impacted year-over-year comparisons for the three-month and 12-month periods ended March 31, 2016.

Total revenue for the fourth quarter of fiscal year 2016 was $285.9 million. Non-GAAP total revenue for the fourth quarter of fiscal year 2016 was $308.7 million. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Product revenue for the fourth quarter of fiscal year 2016 was $195.8 million, which was approximately 68% of total revenue. On a non-GAAP basis, product revenue for the fourth quarter of fiscal year 2016 was $200.3 million, which was approximately 65% of total revenue. Service revenue for the fourth quarter of fiscal year 2016 was $90.1 million, or approximately 32% of total revenue. On a non-GAAP basis, service revenue for fiscal year 2016’s fourth quarter was $108.4 million, which was approximately 35% of total revenue.

NetScout’s loss from operations was $4.9 million in the fourth quarter of fiscal year 2016. Fourth-quarter fiscal year 2016 non-GAAP EBITDA from operations was $76.2 million, or 24.7% of non-GAAP quarterly revenue. Fourth-quarter fiscal year 2016 non-GAAP income from operations was $69.1 million. NetScout’s non-GAAP operating margin for the fourth quarter of fiscal year 2016 was 22.4%.

Net loss for the fourth quarter of fiscal year 2016 was $3.6 million, or $0.04 per diluted share. On a non-GAAP basis, net income for the fourth quarter was $42.9 million, or $0.44 per diluted share.

As of March 31, 2016, cash and cash equivalents, and short and long-term marketable securities were $352.1 million, compared with $376.2 million as of December 31, 2015. The sequential decline in the Company’s cash position primarily reflects the repurchase of NetScout common stock under the Company’s previously announced authorized share repurchase plan during the fourth quarter of fiscal year 2016.

During the fourth quarter of fiscal year 2016, NetScout repurchased 4,881,540 shares of its common stock at an average price of $20.28 per share, totaling approximately $99.0 million in the aggregate. The Company’s share repurchase activity favorably impacted fourth-quarter fiscal year 2016 non-GAAP earnings per share by approximately $0.01 per share.

Full-Year FY16 Financial Results

Highlights for fiscal year 2016 included:

  For fiscal year 2016, total revenue was $955.4 million and non-GAAP total revenue was $1.025 billion.
  Product revenue for fiscal year 2016 was $633.4 million and non-GAAP product revenue was $651.0 million. Service revenue for fiscal year 2016 was $322.0 million and non-GAAP service revenue was $373.6 million.
  NetScout’s operating loss for fiscal year 2016 was $25.6 million. Fiscal year 2016 non-GAAP EBITDA from operations was $270.1 million, or 26.4% of non-GAAP total annual revenue. The Company’s non-GAAP operating income for fiscal year 2016 was $246.8 million with a non-GAAP operating margin of 24.1%.
  For fiscal year 2016, NetScout’s net loss was $28.4 million, or $0.35 per diluted share. Non-GAAP net income for fiscal year 2016 was $157.4 million, or $1.91 per diluted share.
  During fiscal year 2016, NetScout repurchased a total of 10,145,888 shares of its common stock at an average price of $29.84 per share, totaling approximately $302.8 million in the aggregate.

Guidance:

For fiscal year 2017, NetScout is providing the following guidance:

  NetScout expects GAAP revenue to be in the range of approximately $1.183 billion to $1.233 billion with non-GAAP revenue, which reflects the deferred revenue fair value adjustment related to the acquisition of the Danaher Communications Business, to be in the range of $1.2 billion to $1.25 billion.
  GAAP net income per diluted share is expected to be in the range of $0.39 to $0.64 and non-GAAP net income per diluted share is anticipated to be in the range of $1.85 to $2.10.
  For fiscal year 2017, the non-GAAP net income per diluted share expectation excludes the estimated amortization of acquired intangible assets of approximately $120 million, forecasted share-based compensation expenses of approximately $32 million, anticipated deferred revenue fair value adjustment of approximately $17 million, estimated business development expenses of approximately $10 million, anticipated compensation expense for post-combination services of approximately $4 million, projected acquisition-related depreciation expense of approximately $3 million and the related impact of these adjustments on the provision for income taxes of approximately $65 million.

Conference Call Instructions:
NetScout will host a conference call to discuss its fourth-quarter and fiscal year-end 2016 financial results today at 8:30 a.m. ET. This call will be webcast live through NetScout’s website at http://ir.netscout.com/phoenix.zhtml?c=92658&p=irol-irhome. Alternatively, people can listen to the call by dialing is (785) 424-1052. The conference call ID is NTCTQ416. A replay of the call will be available after 12:00 p.m. ET on May 5, 2016 for approximately one week. The number for the replay is (800) 695-2122 for U.S./Canada and (402) 530-9027 for international callers.

Use of Non-GAAP Financial Information:
To supplement the financial measures presented in NetScout's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NetScout also reports the following non-GAAP measures: non-GAAP total revenue, non-GAAP product revenue, non-GAAP service revenue, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP EBITDA and non-GAAP operating margin. Non-GAAP revenue eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation, revenue affected by the timing of the delayed transfer of certain acquired foreign entities, and revenue impacted by the amortization of intangible assets. Non-GAAP income from operations includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, stock-based compensation, certain expenses relating to acquisitions including inventory fair value adjustments, depreciation costs, compensation for post-combination services and business development and integration costs. Non-GAAP EBITDA includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition-related depreciation expense. Non-GAAP net income includes the aforementioned items related to non-GAAP income from operations, net of related income tax effects. Non-GAAP diluted net income per share also excludes these expenses as well as the related impact of all these adjustments on the provision for income taxes. Non-GAAP operating margin is calculated based on the non-GAAP financial metrics discussed above. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, net income and diluted net income per share), and may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NetScout believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and NetScout's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NetScout believes that providing these non-GAAP measures affords investors a view of NetScout’s operating results that may be more easily compared to peer companies and also enables investors to consider NetScout’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NetScout’s acquisitions. Presenting the GAAP measures on their own would not be indicative of NetScout’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NetScout management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NetScout Systems, Inc.
NetScout Systems, Inc. (NASDAQ: NTCT) is a market leader in real-time service assurance and cyber security solutions for today’s most demanding service provider, enterprise and government networks. NetScout’s Adaptive Service Intelligence (ASI) technology continuously monitors the service delivery environment to identify performance issues and provides insight into network-based security threats, helping teams to quickly resolve issues that can cause business disruptions or impact user experience. NetScout delivers unmatched service visibility and protects the digital infrastructure that supports our connected world. To learn more, visit www.netscout.com.

Safe Harbor
Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, the statements related to the financial guidance for NetScout, statements related to continued wind down of transition service agreements and advancement of product integration initiatives, statements related to the timing of introduction of new and modified products and solutions and the capabilities and market acceptance of such products and solutions, statements related to results of the Company’s reseller and partner arrangements including expansion in international markets, statements related to the Company’s future spending, realization of synergies and ability to improve profitability with respect to development plans, go-to-market and other initiatives, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risk, uncertainties, assumptions and other factors. Such factors include slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than ours and their strategic response to our products; our ability to retain key executives and employees; lower than expected demand for the Company’s products and services; and the ability of NetScout to successfully integrate the merged assets and the associated technology and achieve operational efficiencies. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and the Company’s subsequent Quarterly Reports on Form 10-Q, which are on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2016 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo are registered trademarks or trademarks of NetScout Systems, Inc. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NetScout Systems, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Revenue:
Product	$195,792	$74,130	$633,408	$272,895
Service	90,095	45,255	322,011	180,774
Total revenue	285,887	119,385	955,419	453,669

Cost of revenue:
Product	72,971	14,022	238,037	59,037
Service	27,880	9,366	90,412	35,524
Total cost of revenue	100,851	23,388	328,449	94,561

Gross profit	185,036	95,997	626,970	359,108

Operating expenses:
Research and development	59,545	18,370	208,630	75,242
Sales and marketing	84,704	32,142	293,335	136,446
General and administrative	35,237	14,085	117,714	47,296
Amortization of acquired intangible assets	10,472	812	32,373	3,351
Restructuring charges	-	-	468	-
Total operating expenses	189,958	65,409	652,520	262,335

Income (loss) from operations	(4,922)	30,588	(25,550)	96,773
Interest and other expense, net	(3,012)	(622)	(6,889)	(1,808)

Income (loss) before income tax expense	(7,934)	29,966	(32,439)	94,965
Income tax expense	(4,318)	9,112	(4,070)	33,773
Net income (loss)	$(3,616)	$20,854	$(28,369)	$61,192

Basic net income (loss) per share	$(0.04)	$0.51	$(0.35)	$1.49
Diluted net income (loss) per share	$(0.04)	$0.50	$(0.35)	$1.47
Weighted average common shares outstanding used in computing:
Net income per share - basic	96,436	41,073	81,927	41,105
Net income per share - diluted	96,436	41,531	81,927	41,637

NetScout Systems, Inc.
Consolidated Balance Sheets
(In thousands)

	March 31,	March 31,
	2016	2015

Assets
Current assets:
Cash, cash equivalents and marketable securities	$338,714	$206,285
Accounts receivable and unbilled costs, net	247,199	82,226
Inventories	58,029	12,130
Prepaid expenses and other current assets	96,536	36,643

Total current assets	740,478	337,284

Fixed assets, net	62,033	23,864
Goodwill and intangible assets, net	2,763,409	247,625
Long-term marketable securities	13,361	58,572
Other assets	13,562	1,704

Total assets	$3,592,843	$669,049

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$43,969	$13,077
Accrued compensation	82,303	36,553
Accrued other	34,136	14,581
Deferred revenue and customer deposits	296,648	123,422

Total current liabilities	457,056	187,633

Other long-term liabilities	7,539	6,479
Deferred tax liability	285,359	10,639
Accrued long-term retirement benefits	31,378	1,587
Long-term deferred revenue	68,129	26,961
Long-term debt	300,000	-

Total liabilities	1,149,461	233,299

Stockholders' equity:
Common stock	114	51
Additional paid-in capital	2,642,745	298,101
Accumulated other comprehensive loss	(1,501)	(4,645)
Treasury stock, at cost	(481,366)	(169,516)
Retained earnings	283,390	311,759

Total stockholders' equity	2,443,382	435,750

Total liabilities and stockholders' equity	$3,592,843	$669,049

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)

	Three Months Ended		Three Months Ended	Twelve Months Ended
	March 31,		December 31,	March 31,
	2016	2015	2015	2016	2015

GAAP Revenue	$285,887	$119,385	$307,679	$955,419	$453,669
Product deferred revenue fair value adjustment	2,100	-	4,959	10,166	18
Service deferred revenue fair value adjustment	18,309	-	18,371	51,625	-
Delayed transfer entity adjustment (1)	-	-	-	633	-
Amortization of acquired intangible assets (3)	2,361	-	2,357	6,746	-
Non-GAAP Revenue	$308,657	$119,385	$333,366	$1,024,589	$453,687

GAAP Gross Profit	$185,036	$95,997	$201,564	$626,970	$359,108
Product deferred revenue fair value adjustment	2,100	-	4,959	10,166	18
Service deferred revenue fair value adjustment	18,309	-	18,371	51,625	-
Inventory fair value adjustment	6,380	-	9,485	28,638	-
Delayed transfer entity adjustment (1)	-	-	-	535	-
Share-based compensation expense (2)	933	458	917	3,246	1,532
Amortization of acquired intangible assets (3)	17,158	877	17,122	51,873	3,639
Business development and integration expense (4)	501	-	675	1,401	-
Compensation for post combination services (5)	476	-	1,593	4,148	19
Acquisition related depreciation expense (6)	103	-	103	293	-
Non-GAAP Gross Profit	$230,996	$97,332	$254,789	$778,895	$364,316

GAAP Income (Loss) from Operations	$(4,922)	$30,588	$2,253	$(25,550)	$96,773
Product deferred revenue fair value adjustment	2,100	-	4,959	10,166	18
Service deferred revenue fair value adjustment	18,309	-	18,371	51,625	-
Inventory fair value adjustment	6,380	-	9,485	28,638	-
Delayed transfer entity adjustment (1)	-	-	-	383	-
Share-based compensation expense (2)	7,967	4,633	8,286	28,351	16,580
Amortization of acquired intangible assets (3)	27,630	1,689	28,371	84,246	6,990
Business development and integration expense (4)	5,765	5,781	5,763	29,434	11,956
Compensation for post combination services (5)	4,549	21	8,887	35,118	1,414
Restructuring charges	-	-	572	468	-
Acquisition related depreciation expense (6)	1,365	-	1,356	3,898	-
Non-GAAP Income from Operations	$69,143	$42,712	$88,303	$246,777	$133,731

GAAP Net Income (Loss)	$(3,616)	$20,854	$(24,507)	$(28,369)	$61,192
Product deferred revenue fair value adjustment	2,100	-	4,959	10,166	18
Service deferred revenue fair value adjustment	18,309	-	18,371	51,625	-
Inventory fair value adjustment	6,380	-	9,485	28,638	-
Share-based compensation expense (2)	7,967	4,633	8,286	28,351	16,580
Amortization of acquired intangible assets (3)	27,630	1,689	28,371	84,246	6,990
Business development and integration expense (4)	5,765	5,781	5,763	29,434	11,956
Compensation for post combination services (5)	4,549	21	8,887	35,118	1,414
Restructuring charges	-	-	572	468	-
Acquisition related depreciation expense (6)	1,365	-	1,356	3,898	-
Loss on extinguishment of debt (7)	-	-	-	55	-
Income tax adjustments (8)	(27,544)	(5,083)	(4,299)	(86,263)	(13,810)
Non-GAAP Net Income	$42,905	$27,895	$57,244	$157,367	$84,340

GAAP Diluted Net Income (Loss) Per Share	$(0.04)	$0.50	$(0.25)	$(0.35)	$1.47
Share impact of non-GAAP adjustments identified above	0.48	0.17	0.83	2.26	0.56
Non-GAAP Diluted Net Income Per Share	$0.44	$0.67	$0.58	$1.91	$2.03

Shares used in computing non-GAAP diluted net income per share	96,776	41,531	99,155	82,380	41,637

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands, except per share data)
(Unaudited)

		Three Months Ended		Three Months Ended	Twelve Months Ended
		March 31,		December 31,	March 31,
		2016	2015	2015	2016	2015
(1)	Delayed transfer entity adjustment included in these amounts is as follows:

	Product Revenue	$-	$-	$-	$633	$-
	Cost of product revenue	-	-	-	(98)	-
	Sales and Marketing	-	-	-	(152)	-
	Other Income(Expense)	-	-	-	(383)	-
	Total Delayed transfer entity adjustment	$-	$-	$-	$-	$-

(2)	Share-based compensation expense included in these amounts is as follows:

	Cost of product revenue	$180	$100	$196	$645	$338
	Cost of service revenue	753	358	721	2,601	1,194
	Research and development	2,564	1,534	2,579	9,205	5,505
	Sales and marketing	2,364	1,422	2,718	8,725	4,841
	General and administrative	2,106	1,219	2,072	7,175	4,702
	Total share-based compensation expense	$7,967	$4,633	$8,286	$28,351	$16,580

(3)	Amortization expense related to acquired software and product
	technology, tradenames, customer relationships included in these
	amounts is as follows:
	Total revenue adjustment	$2,361	$-	$2,357	$6,746	$-
	Cost of product revenue	14,797	877	14,765	45,127	3,639
	Operating expenses	10,472	812	11,249	32,373	3,351
	Total amortization expense	$27,630	$1,689	$28,371	$84,246	$6,990

(4)	Business development and integration expense included in these amounts is as follows:

	Cost of product revenue	$501	$-	$675	$1,307	$-
	Cost of service revenue	-	-	$-	94	-
	Research and development	-	-	-	256	-
	Sales and marketing	24	394	187	1,465	394
	General and administrative	5,240	5,387	4,901	26,312	11,562
	Total business development and integration expense	$5,765	$5,781	$5,763	$29,434	$11,956

(5)	Compensation for post combination services included in these amounts is as follows:

	Cost of product revenue	$194	$-	$142	$664	$13
	Cost of service revenue	282	-	1,451	3,484	6
	Research and development	1,470	21	4,027	13,780	652
	Sales and marketing	1,717	-	1,790	10,979	90
	General and administrative	886	-	1,477	6,211	653
	Total compensation for post combination services	$4,549	$21	$8,887	$35,118	$1,414

(6)	Acquisition related depreciation expense included in these amounts is as follows:

	Cost of product revenue	$55	$-	$55	$156	$-
	Cost of service revenue	48	-	48	137	-
	Research and development	937	-	932	2,671	-
	Sales and marketing	150	-	145	420	-
	General and administrative	175	-	176	514	-
	Total acquisition related depreciation expense	$1,365	$-	$1,356	$3,898	$-

(7)	Loss on extinguishment of debt included in these amounts is as follows

	Interest and Other Income/(Expense), net	$-	$-	$-	$55	$-
	Total loss on estinguishment of debt	$-	$-	$-	$55	$-

(8)	Total income tax adjustment included in these amounts is as follows:

	Tax effect of non-GAAP adjustments above	$(27,544)	$(4,606)	$(4,299)	$(86,263)	$(14,043)
	Tax impact of non-GAAP reconciling items in loss jurisdictions	-	(477)	-	-	233
	Total income tax adjustments	$(27,544)	$(5,083)	$(4,299)	$(86,263)	$(13,810)

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Non-GAAP EBITDA
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Twelve Months Ended
	March 31,		December 31,	March 31,
	2016	2015	2015	2016	2015

GAAP Income (loss) from operations	$(4,922)	$30,588	$2,253	$(25,550)	$96,773
Previous adjustments to determine non-GAAP income from operations	74,065	12,124	86,050	272,327	36,958
Non-GAAP Income from operations	69,143	42,712	88,303	246,777	133,731

Depreciation excluding acquisition related	7,028	3,571	6,659	23,289	12,719

Non-GAAP EBITDA	$76,171	$46,283	$94,962	$270,066	$146,450

CONTACT:
Investors
Andrew Kramer, 978-614-4279
Vice President of Investor Relations
IR@netscout.com
or
Media
Donna Candelori, 408-571-5226
Senior Public Relations Manager
Donna.Candelori@netscout.com